UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2007

Service Corporation International
(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway Houston, Texas	77019

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 522-5141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01 Regulation FD Disclosure.

On March 23, 2007, Service Corporation International, a Texas corporation (the “Company”), issued a press release announcing it has commenced a cash tender offer for any and all of its 6.50% Notes due 2008 (CUSIP No. 817565AR5) (the “2008 Notes”) and its 7.70% Notes due 2009 (CUSIP Nos. 817565AP9, 817565AX2 and 817565AW4) (the “2009 Notes” and, together with the 2008 Notes, the “Notes”).  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  Nothing in this report should be construed as an offer to purchase the Notes, as such offer is only being made upon the terms and is subject to the conditions set forth in the Company’s Offer to Purchase dated March 23, 2007, and the related Letter of Transmittal.

On March 26, 2007, the Company issued a press release announcing that it has commenced a private offering of an aggregate of $400 million principal amount of unsecured senior notes, consisting of $200 million aggregate principal amount of Senior Notes due 2015 and $200 million aggregate principal amount of Senior Notes due 2027 (the “Offerings”). A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The Company intends to use the net proceeds from the Offerings, together with available cash, to retire the Company’s 2008 Notes and 2009 Notes.

The information contained in Item 7.01 of this Current Report on Form 8-K, including the exhibits hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the securities in the Offerings or any other securities of the Company. Any securities to be offered by the Company in the Offerings will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.  The notes in the Offerings may be resold by the initial purchasers pursuant to Rule 144A and Regulation S under the Securities Act.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

We make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 in this current report on Form 8-K. These statements may be accompanied by words such as “will,” “believe,” “estimate,” “project,” “expect,” “anticipate” or “predict” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us or on our behalf. Important factors that could cause our actual results to differ materially from those in forward-looking statements include, among others, unfavorable conditions in the financing markets, and our ability to successfully complete the tender offers.  For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2006 Annual Report on Form 10-K.  Copies of this document as well as other SEC filings can be obtained from our website at http://www.sci-corp.com.

We assume no obligation to publicly update or revise any forward-looking statements made in this current report on Form 8-K or elsewhere to reflect events or circumstances after the date of this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 23, 2007.
99.2	Press Release dated March 26, 2007.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2007	SERVICE CORPORATION INTERNATIONAL

	By:	/s/ James M. Shelger

	Name:	James M. Shelger
	Title:	Senior Vice President, General Counsel and Secretary